UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2009

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers

(e) At its regular meeting on October 15, 2009, the Compensation Committee of the Board of Directors of Oil-Dri Corporation of America (the “Company”) approved the performance measure and targets to be used to determine incentive awards under the Oil-Dri Corporation of America Annual Incentive Plan (the “Plan”) for the fiscal year ending July 31, 2010 (“fiscal 2010”).  Under the Plan, eligible employees (including the Company’s principal executive officer (the “Chief Executive Officer”), principal financial officer and the three other most highly paid executive officers as of July 31, 2009 (collectively, the “Named Executive Officers”)) may receive annual cash incentive awards equal to a percentage of base salary.  The Plan provides for the possibility of awards based on corporate financial performance; special performance, including individual, departmental or divisional performance; or a combination of the two.  The performance measure approved for fiscal 2010 is corporate financial performance as measured by achievement of target pre-tax, pre-bonus income as specified in the Company’s fiscal 2010 annual incentive plan.  Fiscal 2010 annual incentive plan target pre-tax, pre-bonus income will differ from pre-tax income shown in the Company’s fiscal 2010 audited consolidated financial statements in that the former will (i) include the entire amount of annual incentive plan awards, both cash and the executive deferred bonus awards described below, for fiscal 2010 and (ii) exclude the amortization in fiscal 2010 for prior years’ executive deferred bonus awards.  As a result of these differences, the performance measure under the fiscal 2010 annual incentive plan takes into consideration the full amount of any executive deferred bonus awards in the fiscal year for which they are made, rather than amortizing those awards over their vesting period.  The foregoing covers only those differences known at the time of the adoption of the fiscal 2010 performance measure.  With approval of the Compensation Committee, other items which may arise during fiscal 2010 because of extraordinary or nonrecurring events or changes in applicable accounting rules or similar events may also be used to adjust annual incentive plan target pre-tax, pre-bonus income.

The fiscal 2010 annual incentive plan provides that employees exempt from the overtime requirements of the Fair Labor Standards Act (“exempt employees”) will receive their full target bonus if the Company achieves 100% of its annual incentive plan target.  If the Company achieves 139% of its annual incentive plan target, bonuses of 150% of target bonus will be paid, and if the Company achieves 178% of its annual incentive plan target, bonuses of 200% of target bonus will be paid.  Under the Plan, bonuses are capped at 200% of target bonus.  If the Company achieves 90% of its annual incentive plan target, bonuses of 50% of target bonus will be paid.  If the Company achieves 84% of its annual incentive plan target, bonuses of 25% of target will be paid.  Additional specific targets between 84% of annual incentive plan target and 178% of annual incentive plan target were also approved.  If performance falls between two of the specified targets, the bonus payment percentage will be prorated.

Employees not exempt from the overtime requirements of the Fair Labor Standards Act will receive their full target bonus of 7.5% of pay if the Company achieves 84% or more of its annual incentive plan target.  Bonuses for these employees are capped at 100% of target bonus.  For all participating employees, if performance is below 25% of the annual incentive plan target, the Chief Executive Officer has discretion to pay up to 25% of target bonus.

The Plan also provides for the possibility of executive deferred bonus awards for the Company’s senior management (including the Named Executive Officers).  The fiscal 2010 performance measure and targets for executive deferred bonus awards under the Plan are the same as those listed above for exempt employees, except that no executive deferred bonus awards will be made unless 75% of target bonus is earned (meaning the Company has achieved 95% of its annual incentive plan target).  Executive deferred bonus awards earned in fiscal 2010 will vest and be payable at the end of three years, on July 31, 2013, provided the participant is employed by the Company at that time.  The Plan specifies certain events which may result in earlier vesting.  All of the Named Executive Officers, except the Chief Executive Officer, and other members of senior management are participants in the executive deferred bonus portion of the Plan for fiscal 2010.

Target bonuses for the cash portion of the Plan range from 4% to 50% of base salary; target bonuses for the executive deferred bonus portion range from 5% to 16% of base salary.  The specific percentage for both the cash and executive deferred portions of the Plan are determined by each eligible employee’s salary grade.  Essentially all salaried employees of the Company and its domestic subsidiaries, and certain employees of its United Kingdom and Canadian subsidiaries, are eligible to participate in the Plan; at July 31, 2009, there were approximately 289 eligible employees.

The bonus opportunity for fiscal 2010 as a percent of base salary (as of the end of fiscal 2010) that each Named Executive Officer would receive if threshold, targeted and maximum performance is achieved is shown below:

	Bonus Opportunity as a % of Base Salary
	Threshold			Target			Maximum
	Cash Bonus	Deferred Bonus	Total Bonus	Cash Bonus	Deferred Bonus	Total Bonus	Cash Bonus	Deferred Bonus	Total Bonus
Daniel S. Jaffee	12.50%	0%	12.50%	50.00%	0%	50.00%	100.00%	0%	100.00%
President and Chief Executive Officer
Andrew N. Peterson	10.00%	0%	10.00%	40.00%	16.00%	56.00%	80.00%	32.00%	112.00%
Vice President and Chief Financial Officer
Thomas F. Cofsky	10.00%	0%	10.00%	40.00%	16.00%	56.00%	80.00%	32.00%	112.00%
Vice President of Manufacturing and Logistics
Brian K. Bancroft	7.50%	0%	7.50%	30.00%	12.00%	42.00%	60.00%	24.00%	84.00%
Vice President and Chief Procurement Officer
Charles P. Brissman	8.25%	0%	8.25%	33.00%	13.20%	46.20%	66.00%	26.40%	92.40%
Vice President, General Counsel and Secretary

Note:  The percentages shown above are based on the salary grades of the Named Executive Officers as of October 14, 2009 and  may change if the salary grade of a Named Executive Officer changes during the remainder of fiscal 2010.

The Chief Executive Officer may exercise discretion in determining the incentive bonus to be paid under the Plan to any employee, including the Named Executive Officers, except himself, as shown below:

•
The Chief Executive Officer may increase or decrease any participant’s percent of cash corporate financial performance bonus earned by up to 25 percentage points, subject to limitations specified in the Plan.  For example, if according to the corporate financial performance measure, 75% of the corporate financial performance bonus has been earned, the Chief Executive Officer may adjust an individual participant’s percent of corporate financial performance bonus earned to as little as 50% or as much as 100%.

•
The Chief Executive Officer may adjust individual executive deferred bonus awards downward or upward, based on the participant’s individual performance and/or the performance of the participant’s department or division.

The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Plan, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 13, 2006, and which is incorporated herein by reference.

The Chief Executive Officer has requested that he not be eligible for an executive deferred bonus award under the Plan in fiscal 2010.  At its October 15, 2009 meeting, however, the Compensation Committee stated its current intention to grant to the Chief Executive Officer, at a meeting following the end of fiscal 2010, an award of restricted shares of Class B Stock under the terms of our 2006 Long Term Incentive Plan (the “Equity Incentive Plan”).  If granted, the dollar value of the restricted shares award would be calculated to equal the amount, if any, of an executive deferred bonus award the Chief Executive Officer would have received under the Plan as a result of our corporate financial performance in fiscal 2010, had he been a participant in that portion of the Plan.  That dollar value would then be divided by the average closing sale price of the Company’s Common Stock for the 30 trading days preceding the date of grant (or another similar measure determined to be appropriate by the Compensation Committee) to establish the actual number of restricted shares granted.  If any restricted shares are in fact granted, those shares would “cliff” vest in full on July 31, 2013.

Also at its October 15, 2009 meeting, the Compensation Committee granted to the Chief Executive Officer an award of 5,182 restricted shares of Class B Stock under the terms of the Equity Incentive Plan.  The shares will “cliff” vest in full on July 31, 2012.  The award fulfills the intention the Compensation Committee stated at its October 15, 2008 meeting.

Item 8.01	Other Events.

At its regular meeting on October 15, 2009, the Company’s Board of Directors declared regular quarterly cash dividends of $0.15 per share of the Company’s Common Stock and $0.1125 per share of the Company’s Class B Stock.  The dividends will be payable on December 4, 2009, to stockholders of record at the close of business on November 20, 2009.  A copy of the Company’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release dated October 16, 2009 (cash dividends)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Charles P. Brissman
Charles P. Brissman
Vice President and General Counsel

Date:  October 16, 2009

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release dated October 16, 2009 (cash dividends)